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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-21585, 333-23937, 333-39817, 333-43586, 333-43588, 333-56772, 333-56774,
333-67881, 333-71890, 333-101600, 333-119707, and 333-119708 all on Form S-8 of
our reports dated March 16, 2005, relating to the financial statements of Lightbridge, Inc., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 16, 2005